UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)         March 17, 2006

Community Capital Bancshares, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Georgia
(State or Other Jurisdiction of Incorporation)

000-25345	58-2413468
(Commission File Number)	(IRS Employer Identification No.)

2815 Meredyth Drive, Albany, Georgia	31707
(Address of Principal Executive Offices)	(Zip Code)

(229) 446-2265
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On March 17, 2006, the Board of Directors of each of Community Capital Bancshares, Inc. (the “Company”) and its wholly-owned subsidiary, Albany Bank & Trust, N.A. (the “Bank”), accepted the resignation of Robert E. Lee from his position as the Bank’s President and Chief Executive Officer and the Company’s President, and approved the terms of a settlement reached with respect to the early termination of Mr. Lee’s Employment Agreement dated September 13, 2004 and the Salary Continuation Agreement between Mr. Lee and the Company and the Bank dated September 13, 2004. Mr. Lee has also resigned from his position as a director of each of the Company, the Bank and AB&T National Bank, a wholly-owned subsidiary of the Company. The resignations, which are effective as of March 17, 2006, will allow Mr. Lee to pursue other interests and did not involve any disagreements relating to financial or accounting matters. The Company has agreed to pay Mr. Lee a severance payment in the amount of $260,000. Mr. Lee will also have a 90 day period following the termination date to exercise any options that had vested as of that date. Finally, the Company will pay Mr. Lee’s COBRA premiums for continued health insurance coverage for a 12-month period. In consideration for the foregoing payments, Mr. Lee will execute a definitive agreement including a general release in favor of the Company and the Bank, and providing for restrictive covenants in favor of the Company and the Bank relating to noncompetition extending for a 24-month period and nonsolicitation and nondisclosure extending for a 12-month period.

Mr. Lee’s Employment Agreement is incorporated by reference to Exhibit 10.3 of the Company’s Quarterly Report on Form 10-QSB for the quarter ended September 30, 2004 and the Salary Continuation Agreement is incorporated by reference to Exhibit 10.19 to the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2004.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference to this Item 1.02.

Item 2.02.	Results of Operations and Financial Condition.

On March 20, 2006, the Company issued a press release regarding its financial results for the year ended December 31, 2005. The Company's press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference herein.

The information in this Item 2.02 of this Current Report on Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference to this Item 5.02.

On March 17, 2006, the Board of Directors of the Company appointed Paul E. Joiner, Jr. to serve as interim President of the Company and the Bank. Prior to this appointment, Mr. Joiner has served as Chief Credit Officer of the Company since 2000, a position Mr. Joiner will continue to occupy. Mr. Joiner will continue to receive compensation as currently provided in the Employment Agreement dated September 13, 2004 between Mr. Joiner, the Company and the Bank which was described in the Company’s Current Report on Form 8-K filed on December 7, 2004, including an annual base salary of $140,000.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

99.1	Press Release dated March 20, 2006 regarding the resignation of Mr. Lee.

99.2	Press Release dated March 20, 2006 regarding the Company’s earnings for the year ended December 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMUNITY CAPITAL BANCSHARES, INC.

Dated: March 23, 2006
By: /s/ David J. Baranko
Name: David J. Baranko
Title: Chief Financial Officer